Exhibit 10.31

Trademark Transfer Agreement

Z Holdings Corporation (“ZHD”) and PayPay Corporation (“PayPay”) hereby execute this Trademark Transfer Agreement (this “Agreement”) as follows in regard to the transfer of the trademark rights and other rights owned or held by ZHD.

Article 1 Definitions

Unless otherwise defined in this Agreement, the following terms used in this Agreement have the following meanings.

(1)

“Trademarks” means the trademarks stated in Exhibit 1 (including those in the application process). However, excluding those that have their registration revoked or invalidated or are certain to be unable to receive trademark registration by the Transfer Date (as defined in Article 2, Paragraph 1).

(2)

“Designs” means the designs stated in Exhibit 2 (including those in the application process). However, excluding those that are invalidated or are certain to be unable to receive design registration by the Transfer Date (as defined in Article 2, Paragraph 1).

(3)	“Domains” means the domain names stated in Exhibit 3 (including those for which registration procedures are being performed).

(4)	“Works” means the works stated in Exhibit 4.

(5)	“Marks” collectively means the Trademarks, Designs, Domains, and Works.

(6)

“Mark Rights” collectively means (i) the trademark rights relating to the Trademarks (in regard to those in the application process, including rights arising from trademark registration applications; the “Trademark Rights”), (ii) the design rights relating to the Designs (in regard to those in the application process, including rights to receive design registration; the “Design Rights”), (iii) the rights relating to the Domains (including the registration holder and registrant information of the relevant domain names and all other rights relating to the relevant domain names; in regard to those for which registration procedures are being performed, including rights to receive registration), and (iv) the copyrights relating to the Works (including the rights provided for in Article 27 and Article 28 of the Copyright Act (Act No. 48 of 1970, as amended); excluding moral rights of authors)) held by ZHD.

(7)	“Labels” means the logos and brands stated in Exhibit 5.

(8)	“PayPay Brand” means the marks, including “P,” that brings to mind services operated by PayPay (including the names thereof).

(9)

“Parent Companies” means parent companies as provided for in Article 8, Paragraph 3 of the Regulation on Terminology, Forms, and Preparation Methods of Financial Statements (Ministry of Finance Order No. 59 of 1963, as amended).

(10)

“Subsidiaries” means subsidiaries as provided for in Article 8, Paragraph 3 of the Regulation on Terminology, Forms, and Preparation Methods of Financial Statements (Ministry of Finance Order No. 59 of 1963, as amended).

(11)

“Affiliates” means affiliates as provided for in Article 8, Paragraph 5 of the Regulation on Terminology, Forms, and Preparation Methods of Financial Statements (Ministry of Finance Order No. 59 of 1963, as amended).

(12)	“ZHD Group” means the corporate group composed of the Subsidiaries and Affiliates of ZHD.

Article 2 Transfer of Rights

1.

ZHD shall transfer the Mark Rights to PayPay on October 1, 2022 or a date separately agreed to between ZHD and PayPay in writing or by electronic or magnetic method (the “Transfer Date”; that transfer of the Mark Rights, the “Transfer”).

2.

From the execution date of this Agreement until the Transfer Date, if ZHD independently submits applications or performs registration procedures for new trademarks, designs, or domain names in connection with the PayPay Brand, or if ZHD independently creates new works or obtains new copyrights in connection with the PayPay Brand (including but not limited to works or copyrights relating to the Labels), ZHD shall notify PayPay to that effect as soon as practicable, and if ZHD and PayPay agree in writing or by electronic or magnetic method to include those trademarks, etc. in the Transfer, then regardless of whether or not any notification is made pursuant to the provisions of Exhibit 1 through Exhibit 4, additions will be made to the Trademarks, the Designs, the Domains, or the Works.

3.

As of the Transfer Date, ZHD shall cease using the Labels except to the extent permitted under the License Agreement (as defined in Article 3) executed separately and shall not object to PayPay submitting applications or performing registration procedures for new trademarks, designs, or domain names, creating new works, or obtaining new copyrights in relation to the Labels.

Article 3 License of the Marks

ZHD and PayPay confirm that they will execute an agreement on the licensing of the Marks and the Labels from PayPay to ZHD (the “License Agreement”) at the same time as the execution of this Agreement.

Article 4 Implementation of Transfer Procedures

1.

Promptly after the Transfer, PayPay shall perform all procedures necessary for the transfer of the Mark Rights (including applications to register the transfer of the Trademark Rights and the Design Rights (including equivalent procedures of foreign countries), as well as changes to registration holders and registrant information of the domain names relating to the Domains and changes to IDs used in the management thereof; the same applies hereinafter), and ZHD shall provide the necessary cooperation in those procedures to the extent practicably reasonable. In addition, if PayPay performs registration relating to copyrights for the Marks and the Labels on or after the Transfer Date, ZHD shall provide the necessary cooperation in those registration procedures to the extent practicably reasonable.

2.

On the Transfer Date, at the time and location separately agreed to by ZHD and PayPay, ZHD shall deliver to PayPay the documents that ZHD is required to prepare for the transfer of the rights relating to the Trademark Rights, the Design Rights, and the Domains (including all documents necessary for applying to register the transfer of the Trademark Rights and the Design Rights, changing registration holder and registrant information of the domain names relating to the Domains, and changing IDs used in the management thereof; the same applies hereinafter).

3.	Any costs necessary in the transfer procedures and the like, pursuant to Paragraph 1, will be borne by PayPay.

4.	PayPay shall provide a list of the documents that ZHD is required to prepare in accordance with Paragraph 2, and the forms of those documents at least 30 days before the Transfer Date.

5.

Notwithstanding the provisions of the preceding paragraphs, in regard to the Domains stated in numbers 4 and 363 of Exhibit 3 (the “Subsequent Procedure Domains”), PayPay may designate a wholly-owned Subsidiary of PayPay to become the registration holder of the domain name, and until that designation is made, PayPay may defer the performance of the procedures necessary for the transfer of the Subsequent Procedure Domains. Until PayPay makes that designation, a list of the documents that ZHD is required to prepare in order to transfer the rights relating to the Subsequent Procedure Domains and the forms of those documents are provided by PayPay to ZHD, and the date, time, and location for the delivery of those documents is agreed upon by ZHD and PayPay, ZHD will not be required to deliver those documents. However, PayPay shall make that designation of a wholly-owned Subsidiary and perform the procedures necessary for the transfer of the rights relating to the Subsequent Procedure Domains to that wholly-owned Subsidiary by November 30, 2022 (the “Subsequent Procedure Domain Procedure Deadline”) at the latest. Regardless of the date on which procedures are performed for transferring the rights relating to the Subsequent Procedure Domains, unless the provisions of the following paragraph are applicable, ZHD and PayPay shall deem the rights relating to the Subsequent Procedure Domains to have been transferred at the same time as the transfer of the other Mark Rights between ZHD and PayPay.

6.

If the procedures necessary for the transfer of rights relating to the Subsequent Procedure Domains provided for in the preceding paragraph are not performed by the time that the Subsequent Procedure Domain Procedure Deadline has passed, the transfer of the rights relating to the Subsequent Procedure Domains pursuant to this Agreement will automatically cease to be effective retroactively back to the Transfer Date.

Article 5 Consideration

1.

On the Transfer Date, PayPay shall pay to ZHD as consideration for the Transfer 53,000,000,000 yen, which is an amount determined by adjusting the value of the Mark Rights subject to the Transfer with PayPay’s past contributions to brand establishment.

2.

ZHD and PayPay confirm that the lump-sum, final consideration for the license with sublicensing rights from PayPay to ZHD under the License Agreement is 53,000,000,000 yen and that the obligation for ZHD to pay PayPay the consideration for that license will have arisen as of the Transfer Date. ZHD and PayPay confirm that no payment by ZHD to PayPay of money relating to the license will arise, excluding the above consideration and the burden of costs for matters such as maintaining rights after the License Agreement takes effect separately provided for in Article 6, Paragraph 2 of the License Agreement.

3.

On the Transfer Date, ZHD and PayPay shall offset the consideration for the Transfer provided for in Paragraph 1 with the equivalent amount of the consideration for the license provided for in the preceding paragraph.

Article 6 Burden of Costs

Any application fees or registration fees relating to the Mark Rights or other costs relating to the maintenance of the Mark Rights (excluding the costs required for the transfer procedures provided for in Article 4 (Implementation of Transfer Procedures)) that arise from the execution date of this Agreement until the day before the Transfer Date will be borne by ZHD, and those arising on or after the Transfer Date will be borne by PayPay.

Article 7 Maintaining Reputation of the Marks and the Labels

ZHD and PayPay each recognize that the Marks and the Labels are related to the reputation of the other party and the Subsidiaries and Affiliates thereof represented by the Marks and the Labels, and shall maintain the standards and image of the other party and ensure that those standards and image are not damaged when using the Marks and the Labels.

Article 8 Representations and Warranties

1.	ZHD represents and warrants that the following matters are true and accurate as of the execution of this Agreement.

(1)

ZHD validly and independently holds the Mark Rights (however, in regard to the Trademark Rights and the Design Rights, excluding those that are stated to have been rejected in Exhibit 1 or Exhibit 2 and those for which ZHD has notified PayPay of the rejection from the execution date of this Agreement, within two weeks from the execution of this Agreement).

(2)

ZHD has not licensed the use of the Mark Rights to any third party other than the corporations stated in Exhibit 6 (the “Licensees”) and PayPay, PayPay Card Corporation, PayPay Securities Corporation, PPSC Investment Service Corporation, and SB Power Corp. (collectively with the Licensees, the “Existing Licensees”).

(3)	ZHD has not established any security interests, such as pledges or mortgages, on the Mark Rights for any third party.

(4)

To the extent of ZHD’s knowledge, in regard to the Mark Rights, ZHD has not received any notification in writing or by email from a third party to the effect that the third party has requested or filed a petition for an invalidation trial, a rescission trial, or a registration objection, has not received any objection, request, or demand in writing or by email other than the forestated invalidation trial, rescission trial, or registration objection procedures, and has not engaged in any consultation or negotiation in regard to any of the foregoing.

(5)	The Mark Rights do not include any intellectual property rights that belong to a third party.

(6)

ZHD has completed the payment of reasonable monetary amounts or other economic benefits to the persons who created the Designs in accordance with Article 35, Paragraph 4 of the Patent Act (Act No. 121 of 1959) as applied mutatis mutandis under Article 15, Paragraph 3 of the Design Act (Act No. 125 of 1959, as amended), and ZHD bears no obligation to provide other monetary amounts, such as incentives, or other economic benefits.

(7)	ZHD has not received any notification in writing or by email from a third party to the effect that the Marks infringe upon the intellectual property rights or other rights of the third party.

2.

ZHD warrants that it will not waive the Mark Rights or engage in other acts that negate the effectiveness of rights (including omissions such as not renewing the duration of the Trademark Rights) until all procedures necessary for the transfer of the Mark Rights provided for in Article 4 (Implementation of Transfer Procedures) have been completed.

3.	ZHD warrants that from the Transfer Date, it will not exercise moral rights of authors in regard to the Works and will not cause the authors thereof to exercise moral rights of authors.

4.

ZHD and PayPay confirm that ZHD makes no representation or warranty of any kind in regard to the Marks, the Mark Rights, the Labels, or any other matters in connection with the Transfer other than the representations and warranties of ZHD provided for in the preceding paragraphs.

Article 9 Infringement of Rights of Third Parties

1.

If any dispute occurs in relation to the Marks regarding an alleged infringement of intellectual property rights or other rights of a third party due to events occurring before the Transfer Date, ZHD shall resolve that dispute at its responsibility and expense. PayPay shall cooperate to a reasonable extent in resolving that dispute when requested by ZHD.

2.

In the case provided for in the preceding paragraph, if PayPay becomes a party to the dispute, ZHD shall compensate or indemnify PayPay to a reasonable extent for damage or the like incurred by PayPay due thereto.

Article 10 Conditions Precedent for Closing

1.

The performance of the Transfer by each party will be subject to all of the following conditions being satisfied as of the Transfer Date. The parties may waive all or part of these conditions at their discretion. However, the party will be permitted to waive these conditions if it has not performed any of the matters it is required to perform by the Transfer Date.

(1)

There are no rulings, decisions, orders, recommendations, or other judgments of judiciary or administrative institutions or the like seeking the prohibition or restriction of the Transfer, and there are no procedures pending in regard to any of the foregoing.

(2)

If it is necessary for ZHD to obtain consent to the Transfer from the Existing Licensees under the agreements therewith, ZHD has obtained consent to the Transfer from all of the Existing Licensees from whom consent is necessary.

(3)

If it is necessary for ZHD to send notification regarding the Transfer to the Existing Licensees under the agreements therewith, ZHD has sent notifications regarding the Transfer to all of the Existing Licensees to whom notification is necessary.

(4)

All of the agreements relating to licenses of the Marks and the Labels executed by ZHD with all of the Existing Licensees by the Transfer Date have been terminated with all of that Existing Licensee, or it is certain that they will be terminated upon the performance of the Transfer.

(5)

ZHD has newly executed agreements relating to the sublicensing of the Marks and the Labels after the Transfer with the Licensees (excluding PayPay Insurance Service Corporation, PayPay Investments Corporation, PayPay Asset Management Corporation, and PayPay Bank Corporation, and including ZHD Group companies added as Licensees from the execution date of this Agreement until the day before the Transfer Date under the provisions of Exhibit 6), and Z Financial Corporation has newly executed agreements relating to the further sublicensing of the Marks and the Labels after the Transfer with PayPay Insurance Service Corporation, PayPay Investments Corporation, PayPay Asset Management Corporation, and PayPay Bank Corporation, which are its Subsidiaries.

(6)

PayPay has newly executed agreements relating to the license of the Marks and the Labels after the Transfer with the Existing Licensees (however, excluding the Licensees (including ZHD Group companies added as Licensees from the execution date of this Agreement until the Transfer Date under the provisions of Exhibit 6)).

(7)

The License Agreement provided for in Article 3 (License of the Marks) has been validly executed between PayPay and ZHD, and it is certain that the License Agreement will take effect upon the performance of the Transfer.

(8)	The conversion of PayPay into a consolidated Subsidiary of ZHD has been completed.

2.

ZHD and PayPay shall cooperate with each other so that the conditions set out in the preceding paragraph are all satisfied as of the Transfer Date, and each party shall use good faith efforts to perform the matters it is required to perform.

Article 11 Liability

If either party incurs damage due to a breach of the provisions of this Agreement by the other party, that other party shall bear liability to compensate or indemnify the party for the damage incurred thereby to the extent that such damage is reasonably caused by such breach.

Article 12 Termination for Cause; Other Termination

1.

Either party may immediately terminate this Agreement only before the Transfer Date by written notice to the other party in any of the following cases. However, in the cases provided for in Item 1 through Item 3, the party will not have the right to terminate this Agreement if it has not performed or complied with its obligations that it is required to perform or comply with before the Transfer Date.

(1)	The representations and warranties of ZHD provided for in Paragraph 1 and Paragraph 2 of Article 8 (Representations and Warranties) are untrue or inaccurate in a significant respect.

(2)	The other party committed a material breach of its obligations under this Agreement, and despite a demand for cure specifying a reasonable period, that breach is not cured within a reasonable period.

(3)	The Transfer is not performed by March 31, 2023 due to reasons not attributable to the party.

(4)

The other party is the subject of a petition for commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings, commencement of special liquidation proceedings, other equivalent legal insolvency proceedings, or voluntary liquidation proceedings, or any of these proceedings have commenced.

2.

Even after the termination of this Agreement, Article 6 (Burden of Costs), Article 7 (Maintaining Reputation of the Marks and the Labels), Article 11 (Liability), this Article, Paragraph 2 and Paragraph 3 of Article 13 (Elimination of Antisocial Forces), Article 14 (Confidentiality), Article 15 (No Transfer), Article 17 (Governing Law and Jurisdiction), and Article 18 (Consultation in Good Faith) will remain in full force and effect.

Article 13 Elimination of Antisocial Forces

1.

Either party may immediately suspend performance of its obligations or terminate all or part of all agreements between the parties, including this Agreement, without assuming any liability and without prior notice or demand for cure, if any of the following entities are discovered to be an Antisocial Force (meaning an organized crime group, member of an organized crime group, person who ceased being an organized crime group member within the past five years, associate member of an organized crime group, company affiliated with an organized crime group, shareholder meeting extortionist (sokaiya), corporate extortionist acting under the guise of a social movement (shakai undo hyobo goro), corporate extortionist acting under the guise of political activity (seiji katsudo hyobo goro), organized crime group with special expertise (tokushu chino boryoku shudan), or similar person or group; “Antisocial Forces;” the same applies hereinafter) or discovered to have been involved with an Antisocial Force:

(1)	the other party;

(2)

a special interested party of the other party (meaning (a) an officer of the other party; (b) a spouse or relative by blood within the second degree of kinship of (a); (c) a company of which a majority of the voting rights are owned by (a) or (b); (d) a related company of the other party; or (e) an officer of (d));

(3)	a material employee of the other party;

(4)	a major shareholder or major trading partner of the other party; or

(5)	any other person who substantively controls the management of the other party.

2.

If either party falls under the case of the preceding paragraph, all of that party’s obligations to the other party (not limited to obligations under this Agreement) will automatically be accelerated and that party shall immediately pay the total amount of that party’s obligations in cash.

3.	The termination of agreements pursuant to this Article will not preclude claims for damages against the other party.

Article 14 Confidentiality

1.

During the term of this Agreement and for two years after the termination hereof, each party shall maintain as strictly confidential (i) all information directly or indirectly disclosed by the other party in the course of negotiating, executing, and performing this Agreement and (ii) the content of this Agreement and the existence, content, and sequence of events of negotiations in regard thereto (“Confidential Information”) and shall not disclose, provide, or divulge Confidential Information to a third party (excluding the officers, employees, attorneys-at-law, certified public accountants, certified public tax accountants, and other professionals who bear confidentiality obligations of the Existing Licensees and ZHD) or use Confidential Information for any purpose other than the performance of this Agreement without the prior written consent of the other party. However, if a party receives a legally enforceable disclosure request from a public institution, the party may disclose Confidential Information to the minimum necessary extent only in order to comply with that request, on the condition that the party promptly notifies the related parties.

2.	Notwithstanding the provisions of the preceding paragraph, Confidential Information does not include any information that falls under any of the following:

(1)	information that the party receiving the information (the “Receiving Party”) duly held before receiving it from the party disclosing the information (the “Disclosing Party”);

(2)	information independently developed without reference to information from the Disclosing Party;

(3)	information that was already public knowledge when the Receiving Party received it from the Disclosing Party;

(4)	information that became public knowledge after the Receiving Party received it from the Disclosing Party due to reasons not attributable to the Receiving Party; and

(5)	information duly obtained by the Receiving Party from a third party with legitimate authority without being subject to confidentiality obligations.

Article 15 No Transfer

1.

ZHD and PayPay shall not transfer, assign, or succeed to a third party, provide as security for a third party, or otherwise in any way dispose of all or part of its status, rights, and obligations under this Agreement without the prior written consent of the other party.

2.

PayPay shall not transfer to a third party, register the setting of exclusive licenses, provide as security, or otherwise in any way dispose of the Mark Rights (if new trademark applications, design applications, or the like have been made in regard to the Labels, including those rights relating to the Labels; the same applies within this paragraph) without the prior written consent of ZHD. However, this will not apply if PayPay transfers the Mark Rights to its wholly-owning Parent Company or wholly-owned Subsidiary or, through an organizational restructuring such as a merger or company split, succeeds the Mark Rights to its wholly-owning Parent Company or wholly-owned Subsidiary and notifies ZHD in writing to that effect at least 30 days before the transfer or succession is performed. Additionally, if otherwise provided for in the License Agreement, the parties will be accordance with those provisions.

Article 16 Entire Agreement

This Agreement constitutes the entire agreement between the parties in regard to the Transfer, and all agreements or arrangements, whether written or oral, entered into between the parties in relation to the Transfer before the execution of this Agreement will cease to be effective as of the Transfer Date.

Article 17 Governing Law and Jurisdiction

1.	This Agreement is governed by and will be interpreted in accordance with the laws of Japan.

2.	ZHD and PayPay agree that the Tokyo District Court has exclusive jurisdiction as the court of first instance over any dispute arising due to or in connection with this Agreement.

Article 18 Consultation in Good Faith

ZHD and PayPay will consult in good faith to reach a resolution regarding any uncertainty regarding the provisions of this Agreement or any matters not provided for in this Agreement.

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In witness whereof, this Agreement is prepared in duplicate, and each party shall affix its name and seal hereto and retain one original, or if using electronic signature service, the parties shall affix their respective electronic signatures to a PDF of this Agreement, and each party shall retain that file or a copy thereof.

August 31, 2022

ZHD:	1-3 Kioicho, Chiyoda-ku, Tokyo

Z Holdings Corporation

Kentaro Kawabe, Chairperson and Representative Director

PayPay:	1-3 Kioicho, Chiyoda-ku, Tokyo

PayPay Corporation

Ichiro Nakayama, Representative Director

Exhibit 1

Trademarks

•	As attached below.

•	ZHD may make additions to the Trademarks by notifying PayPay separately in writing (including email; the same applies hereinafter) by the Transfer Date.

Exhibit 2

Designs

•	As attached below.

•	ZHD may make additions to the Designs by notifying PayPay separately in writing by the Transfer Date.

Exhibit 3

Domains

•	As attached below.

•	ZHD may make additions to the Domains by notifying PayPay separately in writing by the Transfer Date.

Exhibit 4

Works

•	As attached below.

•	ZHD may make additions to the Works by notifying PayPay separately in writing by the Transfer Date.

Exhibit 5

Labels

•	As attached below.

•	ZHD may make additions to the Labels by notifying PayPay separately in writing by the Transfer Date.

Exhibit 6

Licensees

•	ZHD may add ZHD Group companies as Licensees by notifying PayPay separately in writing by the Transfer Date.